PURCHASE AND SALE AGREEMENT



                                     Between


                      CORPORATE REALTY INCOME FUND I, L.P.
                                    (Seller)


                                       and


                          PACIFIC GULF PROPERTIES INC.
                                   (Purchaser)




                         Location: James River Building
                           1400 Churchill Downs Avenue
                              Woodland, California



                          Dated as of February 5, 1997
                           PURCHASE AND SALE AGREEMENT

                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----

1.         PURCHASE AND SALE...........................................      1

           1.1        Property.........................................      1
           1.2        Assignment.......................................      2


2.        PURCHASE PRICE..............................................      3

           2.1        Deposit..........................................      3
           2.2        Interest.........................................      3
           2.3        Credit...........................................      3
           2.4        Cash at Closing..................................      4


3.         TITLE      .................................................      4

           3.1        Title Report; Survey.............................      4
           3.2        Review of Title..................................      4
           3.3        Vesting of Title.................................      6
           3.4        Title Insurance..................................      6
           3.5        Inspection Period................................      6
           3.6        Furnishing of Information........................      8
           3.7        Consideration....................................     10

4.         CLOSING.....................................................     11

           4.1        Closing..........................................     11
           4.2        Transactions at Closing..........................     11
           4.3        Title Transfer and Payment of
                      Purchase Price...................................     14
           4.4        Reporting Requirements...........................     16

5.         PRORATIONS; CLOSING ITEMS...................................     16

           5.1        Prorations; Closing Costs........................     16
           5.2        Calculation of Prorations........................     19


6.         REPRESENTATIONS AND WARRANTIES..............................     20

           6.1        Seller's Representations and
                      Warranties.......................................     20
           6.2        Purchaser's Representations and
                      Warranties.......................................     23
           6.3        Purchaser Accepts Property ("As Is").............     24

7.         CONDITIONS AT CLOSING.......................................     27

           7.1        Seller's Conditions..............................     27
           7.2        Purchaser's Conditions...........................     28
           7.3        Failure of Condition.............................     29


8.         DAMAGE OR DESTRUCTION OF THE PROPERTY;
           CONDEMNATION................................................     31

           8.1        Damage or Destruction of the Property............     31
           8.2        Condemnation.....................................     32


9.         COMMISSIONS AND EXPENSES....................................     33

           9.1        Payment of the Sale Commission...................     33
           9.2        Maintenance of the Property; Property
                      Personnel .......................................     33
           9.3        Leasing; Contracts...............................     34


10.       NOTICES......................................................     34


11.       MISCELLANEOUS...............................................      35

          11.1  Time ..................................................     35
          11.2  Attorney's Fees .......................................     35
          11.3  No Waiver .............................................     35
          11.4  Entire Agreement ......................................     36
          11.5  Survival ..............................................     36
          11.6  Successors ............................................     36
          11.7  Assignment ............................................     36
          11.8  Relationship of the Parties ...........................     37
          11.9  Governing Law .........................................     37
          11.10 Possession; Risk of Loss ..............................     37
          11.11 Review by Counsel .....................................     37
          11.12 Confidentiality .......................................     37
          11.13 Termination ...........................................     39
          11.14 Waiver of Jury Trial ..................................     40
          11.15 Counterparts ..........................................     40
          11.16 Limitation on Liability ...............................     40
          11.17 Partial Invalidity ....................................     40
          11.18 Construction...........................................     41


12.       LIQUIDATED DAMAGES...........................................     41


                                      (ii)

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13.       NO RECORDING.................................................     42


14.       EFFECTIVENESS................................................     42


15.       TAX-DEFERRED EXCHANGE........................................     42

16.       RIGHT OF FIRST OFFER.........................................     42

17.        REIT........................................................     43

EXHIBIT A
EXHIBIT B
EXHIBIT C
EXHIBIT D
EXHIBIT E
EXHIBIT F
EXHIBIT G
EXHIBIT H
EXHIBIT I
EXHIBIT J
EXHIBIT K
EXHIBIT L
EXHIBIT M

                                     (iii)

                          PURCHASE AND SALE AGREEMENT


     This Purchase and Sale Agreement ("Agreement") is made as of the 5th day of February 1997 (the "Effective Date") by and between CORPORATE REALTY INCOME FUND I, L.P., a Delaware limited partnership ("Seller") and PACIFIC GULF PROPERTIES INC., a Maryland corporation ("Purchaser").

     A. Seller owns in fee simple that certain parcel of real property located in the City of Woodland, County of Yolo, State of California commonly referred to as the James River Building located at 1400 Churchill Downs Avenue, in Woodland, California, and easements as to certain additional parcels in the City of Woodland, County of Yolo, State of California (hereinafter collectively referred to as the "Real Property").

     B. Subject to the terms and conditions herein, Seller desires to sell and Purchaser desires to purchase the Real Property and certain items of personal property.

     NOW THEREFORE, in consideration of the mutual covenants contained herein, Seller and Purchaser agree as follows:


1.   PURCHASE AND SALE

     1.1. Property.

     Subject to the terms and conditions hereof, Seller hereby agrees to sell, convey and assign to Purchaser, and Purchaser hereby agrees to purchase and accept from Seller on the Closing Date (as defined in Section 4.1 below) the following (collectively, the "Property"):

     (a) the Real Property, which is legally described on Exhibit A attached hereto, together with any and all rights, privileges and easements appurtenant thereto, which are owned by Seller;

     (b) all buildings located on the Real Property, and all other improvements and fixtures located on the Real Property which are owned by Seller, if any, including any apparatus, equipment and appliances incorporated therein and used in connection with the operation and occupancy thereof, such as heating and air conditioning systems and facilities used to provide any utility service, ventilation, or other services thereto but excluding fixtures owned by tenants (all of which are collectively referred to as the "Improvements");

     (c) all right, title and interest of Seller in and to personal property located on the Real Property and Improvements (the "Personal Property"); and

     (d) all assignable or transferable intangible property, including, but not limited to: (i) all guaranties, warranties (including guaranties and warranties pertaining to construction of the Improvements); (ii) all air rights, excess floor area rights and other development rights relating or appurtenant to the Real Property or the Improvements;
          (iii) all rights to obtain utility service in connection with the Improvements and the Real Property; (iv) assignable licenses and other governmental permits and permissions relating to the Real Property, the Improvements and the operation thereof; and (v) all assignable contracts and contract rights (all of the foregoing are hereinafter collectively referred to as the "Intangible Property").

     (e) All right, title and interest of Seller in and to that certain lease dated August, 1986 by and between Panattoni, Oates and Massie Development Company, as landlord, and Crown Zellerbach, as tenant, as amended by amendment dated October 1, 1993, to the extent in effect on the Closing Date (the "Lease"), together with all rents and other sums due thereunder and any and all security deposits in connection therewith.

     1.2 Assignment.

     In addition, Seller shall assign to Purchaser all interest of Seller as landlord in and to the Lease pertaining to the Real Property and Improvements as more


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

specifically set forth on Schedule B to the Assignment and Assumption Agreement, as hereinafter defined in Section 4.2(a)(iii) and in and to any equipment leases, commission agreements, and service contracts, as set forth on Schedules C, D and E, respectively, to the Assignment and Assumption Agreement.


2. PURCHASE PRICE

     Purchaser shall pay as the total Purchase Price for the Property ("Purchase Price") the amount of Twelve Million Eight Hundred Seventy-Five Thousand and No/100ths U.S. Dollars ($12,875,000.00) which shall be payable as follows:

     2.1  Deposit.

     Concurrently with the execution and delivery of this Agreement, Purchaser has caused Three Hundred Thousand No/100ths U.S. Dollars ($300,000.00) (the "Deposit") to be delivered by wire transfer to Escrow Holder (as hereinafter defined). The Deposit shall be held in an interest bearing account as an earnest money deposit toward the Purchase Price. Purchaser will provide Escrow Holder with its Taxpayer Identification Number and such additional information and documents as may be required by Escrow Holder.

     2.2  Interest.

     Except as provided in Section 2.1 above and in other provisions of this Agreement where Seller shall be entitled to retain the Deposit and all interest earned thereon as liquidated damages pursuant to Section 12 below, interest on the Deposit shall accrue to the benefit of Purchaser. The Deposit (and interest thereon) shall be applied against the Purchase Price.

     2.3  Credit.

     Anything herein to the contrary notwithstanding, the parties acknowledge that certain items of deferred maintenance are required with respect to the Property, all as more specifically set forth in a certain proposal of PCM Builders, Inc. dated November 21, 1997 addressed to Ms. Ann Weatherford of PDC Properties, Inc. (the "PCM Proposal"), a copy of which is attached hereto as Exhibit K. The parties agree that in connection with the Closing, Purchaser shall receive a credit toward the

Purchase Price of One Hundred Thirty-One Thousand Nine Hundred Ninety Eight ($131,998.00) Dollars.

     2.4 Cash at Closing.

     Twelve Million Four Hundred Forty-Three Thousand Two and No/100ths U.S. Dollars ($12,443,002.00) adjusted for interest earned on the Deposit plus any other amounts required to be paid by Purchaser at Closing, and plus or minus any prorations, in the form of immediately available U.S. funds, shall be paid by Purchaser into escrow with the Escrow Holder, as defined in Section 4.1, in time to allow the Closing to occur on the Closing Date (as hereinafter defined) by wire transfer as more particularly set forth in Section 4.3 below.

3. TITLE

     3.1 Title Report; Survey.

     Purchaser acknowledges and agrees that Seller has furnished to Purchaser prior to the Effective Date, the following:

     (a) A preliminary title report (the "Title Report"), issued by Chicago Title Insurance Company ("Title Company") covering the Real Property and Improvements, with such Title Report setting forth the status of the title to the Property and showing all liens, claims, encumbrances, easements, rights-of-way, encroachments, reservations, restrictions and any other matters of record affecting the Property.

     (b) A copy of all recorded documents referred to in the Title Report as exceptions to title to the Property (the "Title Documents").

     (c) A copy of the survey of the Real Property and Improvements in Seller's possession ("Survey").

     3.2  Review of Title.

     Purchaser shall have until February 21, 1997 (the "Title Approval Date") to review the Title Report, Title Documents and Survey (collectively, "Title Evidence") and render any objections as to matters of title i writing to Seller. Any such matters of title not timely objected to by Purchaser shall be deemed waived and Purchaser shall be deemed to agree to acquire the Property subject to such exceptions (collectively, "Permitted Exceptions") hereunder. Seller, in its sole and absolute discretion, may elect to remove or satisfy any such objections, provided that Seller shall have until February 26, 1997 to have such objections that Seller so elects removed or satisfied. Subject to Purchaser's reasonable approval, Seller may cause the Title Company to issue a title endorsement or "insure over" any objection (each, a "Seller Endorsement") and it shall have the same effect as if such objection was cured by Seller. If Seller shall fail to have such objections removed, insured over or satisfied within such time or during such time delivers a written notice to Purchaser that notwithstanding Seller's reasonable efforts, such objections may not be cured, then, in the absence of a default by Purchaser, Purchaser may, by written notice to Seller prior to Closing, either (a) terminate this Agreement without any liability on its part, in which case the Deposit together with interest thereon shall be refunded to Purchaser and neither party shall have any further rights or obligations hereunder (except as set forth in Sections 3.6(b), 9.1, 11.2 and 11.12 hereof) or (b) proceed to Closing and take title subject to such objections, in which case such non-cured objections shall become Permitted Exceptions hereunder. After the Title Approval Date but prior to the Closing Date, Purchaser shall also have the right to disapprove in writing any additional item not previously set forth in the Title Report that Title Company intends to show as an exception to title in the Title Policy. Any such additional item not specifically disapproved in writing delivered within two (2) days following Purchaser's receipt of written notice of such additional item shall be deemed approved. Seller shall have until Closing to remove or cause Title Company to insure over any disapproved item at Seller's own expense. Seller may elect to (a) extend the Closing until the day after the date upon which Seller is able to remove or cause Title Company to insure over any such disapproved item (but in no event shall such extension exceed ten (10) business days after the Closing Date), or (b) terminate this Agreement, in which event neither Seller nor Purchaser shall have any further obligation hereunder (except as set forth under Sections 3.6(b), 9.1, 11.2 and 11.12 hereof), Purchaser shall return all documents to Seller and the Deposit and any interest accrued thereon shall be returned to Purchaser. Notwithstanding anything in this Agreement to the contrary, and notwithstanding any approval or consent given by Purchaser hereunder, Seller shall cause all mortgages and deeds of trust encumbering Seller's interest in the Real Property, and all mechanic's liens filed against the Property relating to work performed on the Property and contracted for by Seller, to be released and reconveyed from the Real Property, or, with respect to such mechanic's liens, otherwise bonded, on or prior to the Closing and shall cause the Title Company to insure title to the Real Property as vested in Purchaser without any exception for such matters.


     3.3  Vesting of Title.

     At Closing, Seller shall convey all of Seller's right, title and interest in and to the Real Property and Improvements to Purchaser by standard grant deed (as further described in Section 4.2(a)(i) below), subject to the Permitted Exceptions, and shall convey Seller's interest in the Personal Property to Purchaser by bill of sale (as further described in Section 4.2(a)(ii) below).

     3.4  Title Insurance.

     At Closing, the Title Company shall issue to Purchaser an ALTA extended coverage Owner's Policy of Title Insurance (Form B, rev. 10/17/70 with Endorsement Form 1 coverage), in the amount of the Purchase Price insuring that title to the Real Property and Improvements is vested in Purchaser subject to the Permitted Exceptions (the "Title Policy"), provided that, if required by the Title Company, Purchaser at its sole cost and expense shall update the existing survey of the Property and deliver a copy of same certified to the Title Company in a manner that will allow the Title Company to issue the extended coverage title policy.

     3.5  Inspection Period.

     Purchaser shall have until February 21, 1997 (the "Inspection Period") to inspect the Property, the Due Diligence Documents (as hereinafter defined in Section 3.6(c)), and perform such other due diligence with respect to the Property as Purchaser reasonably deems necessary, subject to the rights of tenants in possession of the Property. In the absence of a default by Purchaser, Purchaser may, upon written notice to Seller, received by Seller no later than 5:00 p.m.

Eastern Standard Time on the last day of the Inspection Period, elect to terminate this Agreement. Upon any such termination, the Deposit together with interest thereon shall be refunded to Purchaser and, subject to Sections 3.6(b), 9.1, 11.2 and 11.12 hereof, neither party shall have any further rights or obligations hereunder. In the event no notice of termination is received by Seller on or before such time, then the Deposit, together with all accrued interest thereon, shall become non-refundable (subject to the other terms and conditions of this Agreement) and Seller and Purchaser shall proceed to Closing in accordance with the terms and conditions hereof and the Inspection Period termination rights shall be deemed waived by Purchaser. Purchaser shall not undertake any soil borings, ground water testing or other "Phase 2" investigative procedures without first having obtained the prior written consent of Seller. In connection with Purchaser's inspection of the Property, Purchaser agrees that:

     (a) All inspection fees, engineering fees, or other expenses of any kind incurred by Purchaser relating to the inspection of the Property will be at Purchaser's sole cost and expense;

     (b) Purchaser will give Seller reasonable advance notice of the dates of all inspections and will schedule all tests and inspections during normal business hours whenever feasible unless otherwise requested by Seller;

     (c) Seller will have the right to have one or more representatives of Seller accompany Purchaser and Purchaser's representatives, agents or designees while they are on the Property;

     (d) Any entry by Purchaser, its representatives, agents or designees will not unreasonably interfere with Seller's use of the Property or with the operations of any tenant;

     (e) Purchaser will restore any damage caused to the Property by Purchaser's entry on the Property for inspection purposes at Purchaser's sole cost and expense if this transaction does not close; and

     (f) In making any inspection hereunder, Purchaser will treat and will cause any representative of Purchaser to treat all information obtained by Purchaser pursuant to the terms of this Agreement as strictly confidential in accordance with Section 11.12 below.

Purchaser shall have the right to further inspect the Property within the two
(2) business day period immediately preceding the Closing (during normal business hours and upon notice to Seller) for the purpose of confirming that the Property is in the same condition at Closing as existing at the end of the Inspection Period, reasonable wear and tear excepted; provided, however, that such right of pre-closing inspection shall in no way be deemed to extend or resurrect the Inspection Period or constitute a condition to Closing, subject however, to the other terms and conditions of this Agreement. For purposes of this Agreement, the term "business day" shall mean a day other than any Saturday, Sunday, or day upon which national banks in the City of Woodland, California are not open for general banking business.

     The covenants of Purchaser contained in this Section 3.5(a) and (e) shall survive the Closing Date or any earlier termination of this Agreement.

     3.6  Furnishing of Information.

     (a) In furtherance of Purchaser's rights set forth above, and prior to the date hereof, Seller has furnished to Purchaser copies of the following:

          (i) a current rent roll with respect to the Property, together with copies of the Lease and amendments and/or modifications currently in effect;

          (ii) Copies of any service, maintenance and other such contracts relating to the day-to-day operation or maintenance of the Property;

          (iii) a copy of the current Management Agreement with Carl D. Panattoni dated September 8, 1987;

          (iv) copies of financial statements for the Property for the last two (2) years and year to date 1997 in the form prepared by Seller in the ordinary course of business with respect to the Property; and

          (v) copies of the current tax bill for the Property and current property tax assessment information in Seller's possession.

     (b) Seller has allowed Purchaser and Purchaser's agents reasonable access to the Property during regular business hours, subject to the terms of the Lease, and Purchaser shall have the right to further inspect the Property during the Inspection Period, subject to the terms of the Lease. Purchaser hereby indemnifies, defends and holds Seller and the Property harmless from any and all costs, loss, damages or expenses, of any kind or nature (including, without limitation, mechanics' liens and including, without limitation, reasonable attorneys' fees and expenses) arising out of or resulting from such inspection, investigation, entry and/or other activities upon the Property by Purchaser, its employees, agents, contractors, subcontractors, and/or assigns. Notwithstanding anything to the contrary herein, the indemnity set forth in this Section 3.6(b) shall survive (i) any termination of this Agreement, and (ii) the Closing and not be merged therein.

     (c) Purchaser acknowledges and Seller agrees that Seller has made available for Purchaser's inspection and shall continue to make available during the Inspection Period (i) the Lease and lease files;
          (ii) copies of financial statements for the Property for the last two
          (2) years and copies of such historical information in Seller's possession or the possession of Seller's agents regarding operating expenses of the Property as Purchaser shall reasonably request; (iii) the documents listed in 3.6(a) above; and (iv) guaranties, warranties, licenses, governmental permits (including Certificates of Occupancy) and relevant, pertinent reports and agreements in the possession of Seller or its agents pertaining to the Property, if any (i.e., engineering reports, environmental reports, and as-built plans) and service contracts relating to the Property (collectively, the "Due Diligence Documents"), on site at the Property or at the business office of Seller or otherwise. Seller shall reasonably cooperate with Purchaser to obtain any consents required in connection with an assignment of any of the Due Diligence Documents. All of the Due Diligence Documents are confidential and shall not be distributed or disclosed by Purchaser to any person or entity not associated with Purchaser in accordance with Section 11.12 hereof. Seller agrees to deliver to Purchaser a copy of any written notices which Seller receives prior to Closing from any governmental authority pertaining to any violation of law or ordinance regulating the use of the Property which are received by Seller prior to the Closing Date and of any notice which Seller receives prior to Closing from any tenant regarding any default under any Lease. If the transaction fails to close for any reason whatsoever, Purchaser shall return to Seller all of the Due Diligence Documents which Seller or its agents may have delivered to Purchaser in accordance with this Section 3.6(b). THE FURNISHING OF ANY MATERIALS, DOCUMENTS, REPORTS, OR AGREEMENTS DESCRIBED ABOVE SHALL NOT BE INTERPRETED IN ANY MANNER AS A REPRESENTATION OR WARRANTY OF ANY TYPE OR KIND BY SELLER, ANY PARTNER OF SELLER OR AGENT OF SELLER, OR ANY OFFICER, DIRECTOR, OR EMPLOYEE OF SELLER, OR ITS AGENTS, OR ANY OTHER PARTY RELATED IN ANY WAY TO ANY OF THE FOREGOING.

     3.7 Consideration. Notwithstanding anything in this Agreement to the contrary, to induce Purchaser to enter into this Agreement and to expend the time and resources necessary to evaluate the Property and possibly forego other opportunities while doing so, Seller hereby grants to Purchaser the rights to terminate this Agreement provided herein. Such expenditures of time and resources and possible loss of opportunity by Purchaser constitute adequate consideration for Seller's remaining bound by this Agreement notwithstanding such termination rights in Purchaser.


4. CLOSING

     4.1  Closing.

     The purchase and sale of the Property ("Closing") shall occur on February 28, 1997 (the "Closing Date"). Seller and Purchaser agree that this transaction shall close in escrow through the Title Company, which shall serve as escrow holder hereunder ("Escrow Holder"). In this regard, Seller and Purchaser shall execute Escrow Holder's standard form general provisions and such other instructions consistent herewith as Escrow Holder may require and are reasonably acceptable to Seller and Purchaser. Purchaser and Seller shall endeavor to conduct a "pre-closing" on the business day prior to the Closing Date with title transfer and payment of the Purchase Price to be completed on the Closing Date as set forth in Section 4.3 below.

     4.2  Transactions at Closing.

     One (1) business day prior to the Closing Date:

     (a) Seller shall deliver or cause to be delivered to Escrow Holder the following documents (collectively, the "Conveyance Documents") duly executed and acknowledged where appropriate:

          (i) A grant deed (the "Deed") conveying the Real Property and the Improvements, subject to the Permitted Exceptions, in the form attached hereto as Exhibit H;

          (ii) Bill of Sale in the form set forth on Exhibit B attached hereto conveying the Personal Property to Purchaser;

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

          (iii) Two counterparts of the Assignment and Assumption Agreement (the "Assignment") in the form set forth on Exhibit C attached hereto;

          (iv) Certificate of non-foreign status in the form set forth on Exhibit D attached hereto, to confirm that Purchaser is not required to withhold part of the Purchase Price pursuant to
                 Section 1445 of the Internal Revenue Code of 1986, as amended, and a California form 590;

          (v)    Original executed copy of the Lease;

          (vi) Information required by the Title Company to comply with the real estate reporting requirements set forth in Section 6045(e) of the Internal Revenue Code of 1986, as amended;

          (vii) Certificate confirming that the representations and warranties of Seller under this Agreement remain true and correct in the form attached hereto as Exhibit L;

          (viii) Evidence as to the authority of the person or persons executing documents on behalf of the Seller reasonably acceptable to Purchaser and the Title Company;

          (ix) The Lease, equipment leases, commission agreements and service contracts, together with such leasing and property files and records necessary in connection with the continuing day-to-day operation, leasing and maintenance of the Property; provided, however, that proprietary information of Seller not relevant to the ownership or operation of the Property shall not be included. For a period of three (3) years after the Closing, Purchaser shall allow Seller and its agents and representatives access without charge to all files, records and documents delivered to Purchaser at the Closing upon reasonable advance notice and at all reasonable times, to examine and make copies of any and all such files, records and documents, which right shall survive the Closing;

          (x) Affidavits as may be customarily and reasonably required by the Title Company, in a form reasonably acceptable to Seller;

          (xi)   Closing Statement acceptable to Seller; and

          (xii) Such other documents as may be reasonably necessary and appropriate to complete the Closing of the transaction contemplated herein.

     (b)   Purchaser shall deliver to Escrow Holder the following:

          (i) The Purchase Price as adjusted to reflect the Purchaser's share of closing costs, prorations and any fees as more particularly set forth in Section 4.3 below;

          (ii) Purchaser's Affidavit and Agreement in the form set forth on Exhibit E attached hereto;

          (iii) Two counterparts of a duly executed and acknowledged Assignment (as described in Section 4.2(a)(iii) above);

          (iv) Information required by the Title Company to comply with the real estate reporting requirements set forth in Section 6045(i) of the Internal Revenue Code of 1986, as amended;

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

          (v) Evidence of the authority of the person or persons executing documents on behalf of Purchaser reasonably acceptable to Seller and the Title Company;

          (vi) Certificate confirming that the representations and warranties of Purchaser under this Agreement remain true and correct in the form attached hereto as Exhibit M;

          (vii)  Closing Statement acceptable to Purchaser;

          (viii) Affidavits as may be customarily and reasonably required by the Title Company, in a form reasonably acceptable to Purchaser; and

          (ix) Such other documents as may be reasonably necessary and appropriate to complete the Closing of the transaction contemplated herein.

     (c) Seller and Purchaser shall execute a tenant notification letter to each tenant of the Property (the "Tenant Notification Letter") in the form attached hereto as Exhibit I, and Purchaser shall, within forty-eight (48) hours following the Closing, cause the Tenant Notification Letter to be delivered to the tenants.

          4.3  Title Transfer and Payment of Purchase Price.

          (a) Purchaser agrees to deliver the cash payment specified in Section 4.2(b)(i) above by wiring the same to the Title Company so that the wire may be confirmed in time to allow Closing to occur on the Closing Date and directing the Title Company to deposit or wire the same into Seller's designated account upon the recording by the Title Company of the documents to be executed and delivered by Seller under Sections 4.2(a) and 4.2(c) above and upon issuance by the Title

               Company, or unconditional agreement by the Title Company to issue, the Title Policy.

          (b) Upon receipt of all items specified in Section 4.2 and following the satisfaction or waiver of all conditions precedent to Closing and upon Title Company issuing or committing to issue the Title Policy, Escrow Holder shall take the following actions:

               (i) Prorate any and all amounts to be prorated pursuant to Sections 5.1 and 5.2 below;

               (ii) Date and cause to be recorded the Deed as of Closing and designate that the Deed be returned directly to Purchaser after recordation;

               (iii)  Issue the Title Policy to Purchaser;

               (iv) Deliver the Deposit and the balance of the Purchase Price to Seller, less appropriate adjustments;

               (v) Credit Purchaser with the total of any and all tenant security deposits held by Seller and any and all prorated rents and other items;

               (vi) Deliver properly executed copies of the Closing Statement to Seller and to Purchaser; which Closing Statement shall have been approved by Seller and Purchaser prior to Closing;

               (vii) Deliver to Seller executed originals of all unrecorded documents delivered by Purchaser to Escrow Holder pursuant to Section 4.2(b) above;

               (viii) Deliver to Purchaser executed originals of all unrecorded documents delivered by Seller toEscrow Holder pursuant to
                      Section 4.2(a) above, other than those set forth in Section 4.2(a)(i) above; and

               (ix)   Pay broker's commissions as provided herein.

     4.4 Reporting Requirements. The Escrow Holder shall comply with all applicable federal, state and local reporting requirements relating to the close of the transactions contemplated herein. Without limiting the generality of the foregoing, to the extent the transactions contemplated by this Agreement involve a real estate transaction within the purview of Section 6045 of the internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), Escrow Holder shall have sole responsibility to comply with the requirements of Section 6045 of the Internal Revenue Code (and any similar requirements imposed by state or local law). Escrow Holder shall hold Purchaser, Seller and their respective counsel free and harmless from and against any and all liability, claims, demands, damages and costs, including reasonable attorney's fees and other litigation expenses, arising or resulting from the failure of Escrow Holder to comply with such reporting requirements.


5. PRORATIONS; CLOSING ITEMS

     5.1  Prorations; Closing Costs.

     (a) The amount due on any gas, electric, water, sewer, or other utility bill, or service contract relating to the Property shall be prorated between Seller and Purchaser as of the Closing Date, to the extent such utilities or service contracts are the obligation of the Seller and not a direct or indirect obligation of the tenants. Any utility deposits made by Seller shall be and remain the property of Seller.

     (b) All collected rents and other payments from the tenant under the Lease, including, but not limited to, base rent, additional rent, percentage rent (if any), and expense reimbursements, shall be prorated between Seller and Purchaser as of the Closing Date. The balance remaining from any security deposits required under the Lease or prepaid rent held by Seller shall be credited to Purchaser (including the balance of estimated tax, insurance and common area maintenance payments made to Seller by the tenant under the Lease net of any payments by Seller thereon). Purchaser agrees to indemnify and hold harmless Seller from and against any loss, cost or expense (including, but not limited to, attorneys' fees) resulting from any claim for such deposits or prepaid rent actually paid or credited to Purchaser. If any rent or other payments under the Lease are in arrears as of the Closing Date ("Delinquent Rents"), the amount of any such Delinquent Rents which are collected by Purchaser shall be promptly paid by Purchaser to Seller after Closing. Purchaser shall be entitled to deduct from any such payment (i) Purchaser's reasonable costs of collection incurred with respect to such tenant (including attorneys' fees), (ii) rents due for the month in which such payment is received by Purchaser, and
          (iii) rents from such tenant attributable to any period after the Closing that are past due on the date of receipt. Purchaser agrees to use commercially reasonable efforts to collect Delinquent Rents after the Closing provided Purchaser shall not be required to bring any action or proceeding against any tenant on account of Delinquent Rents. Purchaser's obligations hereunder with respect to the collection and payment of Delinquent Rents shall survive the Closing. Seller may make reasonable efforts to collect Delinquent Rents from and after the Closing Date; provided, however, that Seller shall not be entitled to pursue any action for eviction of any tenant from the Property. The provisions of this Section shall survive Closing and shall not be merged therein.

     (c) All real estate taxes attributable to the Property for the fiscal year beginning July 1, 1996 and ending June 30, 1997 shall be prorated as of the Closing provided Seller shall be entitled to recover any reimbursements from the tenant on account of such taxes for the period prior to Closing, and Purchaser shall immediately remit to Seller any such reimbursements received by Purchaser upon receipt thereof. Any real estate taxes due and payable for any periods subsequent to the fiscal year ending June 30, 1997 shall be the obligation of Purchaser and any real estate taxes due and payable for any periods prior to the fiscal year beginning July 1, 1996 shall be the obligation of Seller, provided Purchaser shall cooperate with Seller to obtain any reimbursement from any tenant in respect of any such taxes. Seller and Purchaser agree to mutually cooperate with each other in connection with ongoing tax reduction proceedings relating to prior tax years, if any, and any ongoing or future proceedings relating to the fiscal year in which the Closing occurs, if any, and any refund resulting therefrom (to the extent not refundable to the tenant under the Lease) shall be prorated between Seller and Purchaser based on the Closing Date, after deducting therefrom the reasonable out-of-pocket expenses incurred by the parties. The provisions of the immediately preceding two sentences shall survive Closing and shall not be merged therein.

     (d) Purchaser shall pay for the cost of recording the Deed, the cost of any Purchaser Endorsements or special or extended coverages of any nature in connection with the Title Policy and shall pay the difference in price between a standard coverage title policy and the extended coverage title policy being received, one-half (1/2) of any escrow fees and closing fees to the Title Company, any surveys or updates prepared by or at the direction of Purchaser, and any lender's title insurance coverage for any loan obtained by Purchaser. Purchaser shall pay for all costs relating to any financing obtained by Purchaser in connection with its purchase of the Property and all costs incurred by Purchaser in performing any related tests and investigations. Seller shall pay the base premium for the Title Policy equal to a standard coverage title policy and the Seller Endorsements (without the cost of any endorsements or special or extended coverages other than the Seller Endorsements), one-half (1/2) of all escrow fees and closing fees charged by the Title Company, any documentary transfer tax, any prepayment or reconveyance fee in connection with any payoff or release of any existing deed of trust or mortgage, and the recording fees with respect to documents which Seller elects to place of record in order to cure title objections raised by Purchaser to the extent Seller elects to cure the same, as fully described in said Section 3.2. Each party shall pay its own attorney's fees.

    5.2  Calculation of Prorations.

     For purposes of calculating prorations, Seller shall be deemed to be in title to the Property, and therefore entitled to the income therefrom and responsible for the expenses thereof, through the day prior to the Closing Date and Purchaser shall be deemed to be in title to the Property, and therefore entitled to the income therefrom and responsible for the expenses thereof, from and after 12:01 a.m. on the Closing Date. All prorations shall be made on the basis of the actual number of days of the year and month which have elapsed as of the Closing Date. All prorations which cannot be ascertained as of the Closing shall be prorated on the basis of the parties' reasonable estimate of such amount. Except as otherwise stated above, if necessary, the amount of prorations shall be adjusted in cash after Closing, as and when complete and accurate information becomes available but in any event no later than one hundred twenty (120) days after the Closing Date; provided, however, the one hundred twenty (120) day period shall be extended for a reasonable time for any real property tax reduction or abatement proceeds, which are to be prorated between Purchaser and Seller pursuant to Section 5.1(c) and for any period of time which may be required for reconciliation of tax, insurance, and common area maintenance expenses for the calendar year in which the Closing Date occurs. Purchaser and Seller each agree to reasonably cooperate with the other with respect to such final proration. This provision shall survive Closing and shall not be merged therein.

VI. REPRESENTATIONS AND WARRANTIES

     6.1  Seller's Representations and Warranties.

     Seller hereby represents and warrants to Purchaser as follows:

     (a) Seller's Entity. Seller is a Delaware limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (b) Seller's Authority. Seller has full power and authority to enter into this Agreement and to perform all its obligations hereunder, and has taken all action required by law, its governing instruments, or otherwise to authorize the execution, delivery and performance of this Agreement and all the deeds, agreements, certificates, and other documents contemplated herein. This Agreement has been duly executed by and is a valid and binding agreement of Seller, enforceable in accordance with its terms, except as enforceability may be limited by equitable principles or by the laws of bankruptcy, insolvency, or other laws affecting creditors' rights generally.

     (c) No Conflict or Lien. To the best of Seller's knowledge, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated herein will conflict with or result in a breach of any contract, license or undertaking to which Seller is a party or by which any of its property is bound, or constitute a default thereunder or, except as contemplated herein, result in the creation of any lien or encumbrance upon the Property.

     (d) No Proceedings. No legal or administrative proceeding is pending or to the best of Seller's knowledge threatened against the Property or Seller which would adversely affect the Property or Seller's right to convey the Property to Purchaser as contemplated in this Agreement.

     (e) Lease. Seller has delivered to Purchaser a correct and complete copy of the Lease and all amendments thereto. Schedule B attached to Exhibit C hereto is a complete and accurate list of all leases and amendments thereto to which Seller is a signatory. To the knowledge of Seller, the Lease is in full force and effect and neither Seller nor the tenant is in default thereunder.

     (f) Litigation. Seller has no knowledge of and has not received notice of any litigation which has been filed against the Property or Seller in connection with the Property and would materially affect the Property or use thereof, or Seller's ability to perform hereunder.

     (g) Violations. Seller has no knowledge of and has not received written notice from any governmental body, authority or agency of any violation of federal, state or local laws, ordinances, codes, rules or regulations affecting the Property, including any notice with respect to any Hazardous Materials, as hereinafter defined.

     (h) Condemnation. Seller has no knowledge of and has received no written notice of any condemnation proceedings relating to the Property.

     (i) Commissions. No leasing commissions are due and payable with respect to the existing terms of the Lease.

     (j) Service Contracts. All equipment leases, commission agreements, service and maintenance contracts affecting the Property which will survive the Closing are accurately set forth on Exhibit F hereto.

     (k) Documents. All documents delivered by Seller to Purchaser, or made available to Purchaser for review, including, without limitation, the Due Diligence Documents, are, to the best of Seller's knowledge, true and complete copies thereof.

     (i) Notices. Robert F. Gossett, Jr. is the person who would, in the ordinary course of his responsibilities, receive notice from other agents or employees of Seller or from other persons or entities of any of the matters described in this Section 6.1 which are limited by the knowledge of Seller.

     Except with respect to the warranties set forth in Section 6.1 hereof, Seller has not made any warranty or representation, express or implied, written or oral, concerning the Property, including without limitation any representations relating to Hazardous Materials (as defined in Section 6.3(c) below).

     All representations and warranties of Seller contained herein are intended to and shall remain true and correct as of the Closing and shall survive the delivery of the Deed for a period of one (1) year after Closing and shall thereafter expire unless a claim thereunder has been commenced in compliance with the next sentence and diligently pursued thereafter. Any claims by Purchaser with respect to such representations or warranties shall be commenced by written notice to Seller within said one (1) year period and shall be diligently pursued thereafter or shall be deemed waived by Purchaser. Notwithstanding the foregoing, Purchaser shall have no claim against Seller with respect to the representations and warranties set forth in this Section 6.1 if Purchaser had actual knowledge that a representation or warranty was untrue or inaccurate or incorrect as of the time of Closing and Purchaser nevertheless chose to proceed with Closing hereunder.

     Whenever in this Agreement a representation of Seller is based on the "Seller's knowledge" or words of similar import, such reference shall be deemed to be to the actual knowledge of Robert F. Gossett, Jr., without investigation or inquiry of any kind. There shall be no personal liability to said individual arising out of said representations or warranties. No knowledge of parties affiliated with, employed by, or related by agency to Seller shall be imputed to Seller or to the above-named person.

     Notwithstanding anything to the contrary contained in this Agreement, the aggregate amount which may be collected by Purchaser pursuant to the representations and warranties of Seller set forth herein shall not exceed $350,000.

     6.2  Purchaser's Representations and Warranties.

     Purchaser represents, warrants, and covenants to Seller that:

     (a) Authority to Execute; Organization. This Agreement constitutes the valid and binding obligation of Purchaser and is enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by equitable principles or by the laws of bankruptcy, insolvency, or other laws affecting creditors' rights generally. If Purchaser is a corporation, a partnership, or a trust, Purchaser is validly organized and in good standing under the laws of the state of its organization, and the execution of this Agreement, delivery of money and all required documents, Purchaser's performance of this Agreement and the transaction contemplated hereby have been duly authorized by the requisite action on the part of the Purchaser and Purchaser's directors, shareholders, partners or trustees.

     (b) Recording. Purchaser shall not record this Agreement or a memorandum hereof at any time.

     (c) Litigation. There is no litigation pending or, to Purchaser's knowledge, threatened, against Purchaser or any basis therefore before any court, regulatory authority or administrative agency that might result in any material adverse change in the business or financial condition of the Purchaser.

     (d) Financial Condition. Purchaser has adequate financial resources to make timely payment of all sums due from Purchaser hereunder and to perform all of its obligations hereunder.

     (e) Purchaser Experience. Purchaser is an experienced real property operator and investor and is represented or has had an opportunity to be represented by local counsel in connection with this transaction. Purchaser has the responsibility under this Agreement to inspect the Property and the real estate market in sufficient detail to fully satisfy itself with respect to the environmental conditions and the market conditions affecting the Property including, without limitation, property values, interest rates, and similar market factors. Purchaser has reached its conclusions based upon its own analysis and without relying upon representations by Seller, its employees, agents or consultants.

          6.3   Purchaser Accepts Property ("As Is").

          (a) Purchaser Acknowledgment. As of the expiration of the Inspection Period, Purchaser acknowledges for Purchaser and Purchaser's successors, heirs and assignees, (i) that Purchaser has been given a reasonable opportunity to inspect and investigate the Property, all improvements thereon and all aspects relating thereto, either independently or through agents and experts of Purchaser's choosing and (ii) that Purchaser is acquiring the Property based solely upon Purchaser's own investigation and inspection thereof, and (iii) that the provisions of this Section 6.3(a) shall survive Closing and shall not be merged therein. SELLER AND PURCHASER AGREE THAT UPON CLOSING THE PROPERTY SHALL BE SOLD AND THAT PURCHASER SHALL ACCEPT POSSESSION OF THE PROPERTY ON THE CLOSING DATE "AS IS, WHERE IS, WITH ALL FAULTS" WITH NO RIGHT OF SET-OFF OR REDUCTION IN THE PURCHASE PRICE, AND THAT EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN SECTION 6.1(a) THROUGH (l) HEREOF INCLUSIVE, SUCH SALE SHALL BE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTY OF INCOME POTENTIAL, OPERATING EXPENSES, USES, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND SELLER DOES HEREBY DISCLAIM AND RENOUNCE ANY SUCH REPRESENTATION OR WARRANTY. PURCHASER SPECIFICALLY ACKNOWLEDGES THAT PURCHASER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY

               KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, SELLER'S AGENTS OR BROKERS, AS TO ANY MATTER CONCERNING THE PROPERTY (EXCEPT FOR THE WARRANTIES SPECIFICALLY SET FORTH IN SECTION 6.1(a) THROUGH
               (l) HEREOF INCLUSIVE), INCLUDING WITHOUT LIMITATION: (l) THE CONDITION OR SAFETY OF THE PROPERTY OR ANY IMPROVEMENTS THEREON, INCLUDING, BUT NOT LIMITED TO, PLUMBING, SEWER, HEATING AND ELECTRICAL SYSTEMS, ROOFING, AIR CONDITIONING, IF ANY, FOUNDATIONS, SOIL AND GEOLOGY INCLUDING HAZARDOUS MATERIALS (AS HEREINAFTER DEFINED) LOT SIZE, OR SUITABILITY OF THE PROPERTY OR ITS IMPROVEMENTS FOR A PARTICULAR PURPOSE; (2) WHETHER THE APPLIANCES, IF ANY, PLUMBING OR UTILITIES ARE IN WORKING ORDER;
               (3) THE HABITABILITY OR SUITABILITY FOR OCCUPANCY OF ANY STRUCTURE AND THE QUALITY OF ITS CONSTRUCTION; (4) THE FITNESS OF ANY PERSONAL PROPERTY; OR (5) WHETHER THE IMPROVEMENTS ARE STRUCTURALLY SOUND, IN GOOD CONDITION, OR IN COMPLIANCE WITH APPLICABLE CITY, COUNTY, STATE OR FEDERAL STATUTES, CODES OR ORDINANCES, INCLUDING, WITHOUT LIMITATION THE REQUIREMENTS OF THE AMERICANS WITH DISABILITIES ACT, 42 USCA ss. 12101 et. seq. SUBJECT ONLY TO THE WARRANTIES EXPRESSLY SET FORTH IN SECTIONS 6.1(a) THROUGH (l) HEREOF, PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT IT IS RELYING SOLELY UPON ITS OWN INSPECTION OF THE PROPERTY AND NOT UPON ANY REPRESENTATIONS MADE TO IT BY SELLER, ITS OFFICERS, DIRECTORS, CONTRACTORS, AGENTS OR EMPLOYEES OR ANY PERSON WHOMSOEVER. ANY REPORTS, REPAIRS OR WORK REQUIRED BY PURCHASER ARE TO BE THE SOLE RESPONSIBILITY OF PURCHASER AND PURCHASER AGREES THAT THERE IS NO OBLIGATION ON THE PART OF SELLER TO MAKE ANY CHANGES, ALTERATIONS, OR REPAIR TO THE PROPERTY AND PURCHASER ACKNOWLEDGES THAT, UPON EXPIRATION OF THE INSPECTION PERIOD, PURCHASER WILL HAVE COMPLETED ITS DUE DILIGENCE WITH RESPECT TO THE PROPERTY TO ITS SATISFACTION. PURCHASER IS SOLELY RESPONSIBLE FOR OBTAINING ANY RESALE CERTIFICATE OR ANY OTHER APPROVAL OR PERMIT NECESSARY FOR TRANSFER OF THE PROPERTY AND FOR ANY REPAIRS OR ALTERATIONS NECESSARY TO OBTAIN

               THE SAME, ALL AT PURCHASER'S SOLE COST AND EXPENSE.

          (b) No Claim for Hazardous Materials. Upon Closing, Purchaser, for Purchaser and Purchaser's successors in interest, releases Seller from, and waives all claims and liability which Purchaser may have against Seller for, any structural, physical and environmental condition of the Property, including without limitation the presence, discovery or removal of any Hazardous Materials in, at, about or under the Property, or for, connected with or arising out of any and all claims or causes of action based upon the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Resource Conservation and Recovery Act ("RCRA"), the Toxic Substances Control Act (the "TSCA"), as such acts may be amended from time to time, or any other federal or state statutory or regulatory cause of action arising from or related to Hazardous Materials at, in or under the Property (collectively, the "Hazardous Waste Laws") The waiver and release of Purchaser set forth in this
               Section 6.3(b) shall survive the Closing Date and shall be enforceable at any time after the Closing Date.

          (c) "Hazardous Materials" Defined. For purposes of this Agreement, the term "Hazardous Material" shall mean any substance, chemical, waste or material that is or becomes regulated by any federal, state or local governmental authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness or reactivity, including, without limitation, those substances regulated by the Hazardous Waste Laws.

          (d) No Representations as to Hazardous Materials. Purchaser acknowledges that Seller has made no representations or warranties whatsoever to Purchaser regarding the presence or absence of any Hazardous Materials in, at, or under the

               Property; provided, however, that Seller and Purchaser acknowledge that Seller has made certain representations as to no proceedings, notices received, or knowledge as more specifically set forth in Sections 6.1(d), (f) and (g) hereof. Purchaser has made such studies and investigations, conducted such tests and surveys, and engaged such specialists as Purchaser has deemed appropriate to evaluate fairly the Property, and its risks from an environmental and Hazardous Materials standpoint.

     In furtherance of the general release of all claims against Seller as set forth in this Section 6.3, Purchaser expressly acknowledges that it is familiar with California Civil Code Section 1542 which provides:

             "The general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Purchaser expressly waives the benefits and protections of Section 1542. Each covenant, agreement, representation, and warranty of Purchaser contained in this
Section 6.3 of this Agreement shall survive Closing or termination of this Agreement. This provision is a material inducement for each of the parties to enter into this transaction.


PURCHASER'S INITIALS: ______   SELLER'S INITIALS:



7. CONDITIONS TO CLOSING

     7.1  Seller's Conditions.

     The obligation of Seller to sell and convey the Property under this Agreement is subject to the satisfaction of the following conditions precedent or conditions concurrent (the satisfaction of which may be waived only in writing by Seller):

     (a) Delivery and execution by Purchaser to Escrow Holder of all monies, items, and other instruments required to be delivered by Purchaser to Escrow Holder;

     (b) Purchaser's covenants, warranties, and representations set forth herein shall be true and correct as of the Closing Date;

     (c) All of the actions by Purchaser contemplated by this Agreement shall have been completed;

     (d) There shall be no uncured default by Purchaser of any of its obligations under this Agreement; and

     (e) To the extent required for delivery of the Title Policy, Purchaser shall have updated the existing survey and have caused same to be certified to the Title Company in a manner to allow the Title Company to issue the Title Policy.

     7.2  Purchaser's Conditions.

     The obligation of Purchaser to acquire the Property under this Agreement is subject to the satisfaction of the following conditions precedent or conditions concurrent:

     (a) Delivery and execution by Seller to Escrow Holder of all monies, items and other instruments to be delivered by Seller to Escrow Holder;

     (b) Seller's covenants, warranties and representations set forth herein shall be true and correct as of the Closing Date;

     (c) All of the actions by Seller contemplated by this Agreement shall have been taken;

     (d) There shall be no uncured default by Seller of any of its obligations under this Agreement; and

     (e) Purchaser shall have received, on or before three (3) days before the Closing Date, a Tenant Estoppel Certificate in substantially the form attached hereto as

          Exhibit J from James River Paper Company, Inc.

     (f) Title Company shall be irrevocably committed to issue the Title Policy subject to the Permitted Exceptions.

     (g) Seller shall have received and delivered to Purchaser, on or before three (3) days before the Closing Date, written evidence reasonably satisfactory to Purchaser confirming the election of James River Paper Company, Inc. not to exercise the right of first offer granted to James River Paper Company, Inc. pursuant to the Lease, as more specifically set forth in Article 16 below.

          7.3  Failure of Condition.

          (a)  In the event of a failure of any condition contained in Section
               7.1 or 7.2 above which is not the result of a default by either party, the party for whose benefit the condition existed may either waive the condition and proceed to Closing or may terminate this Agreement in which event (A) all documents and funds deposited by Purchaser shall be immediately returned to Purchaser; and (B) all documents deposited by Seller shall be immediately returned to Seller and neither party shall have any further rights or obligations hereunder (except as set forth in Sections 3.6(b), 9.1, 11.2 and 11.12);

          (b)  In the event of a failure of any condition contained in Section
               7.2 above due to a default by Seller, then Purchaser may in its sole discretion:

               (i) terminate this Agreement in which event (A) all documents and funds deposited by Purchaser shall be immediately returned to Purchaser; and (B) all documents deposited by Seller shall be immediately returned to Seller and neither party shall have any further rights or obligations hereunder (except as set forth in Sections 3.6(b), 9.1, 11.2 and 11.12);

               (ii) pursue specific performance of Seller's obligation to convey the Property to Purchaser in accordance with the terms of this Agreement; or

               (iii)waive such default and close the transaction.

          (c)  In the event of a failure of any condition contained in Section
               7.1 above due to a default by Purchaser, Seller may in its sole discretion:

               (i) terminate this Agreement and Seller shall retain as liquidated damages the funds described in Article 12, in which event all documents deposited by Purchaser shall be immediately returned to Purchaser, and all documents deposited by Seller shall be immediately returned to Seller and neither party shall have any further rights or obligations hereunder (except as set forth in Sections 5.3(b), 9.1, 11.2 and 11.12); or

               (ii) Seller may waive such default and close the transaction.

          (d) Seller waives any rights it may have to specific performance in the event of a default by Purchaser with the exclusive remedy of Seller being the right to liquidated damages more fully described in Section 12 hereof. Purchaser waives any right to any claim of any nature for damages or otherwise in the event of a default by Seller and Purchaser acknowledges that its exclusive remedies in the event of a default by Seller shall be to either terminate this Agreement in accordance with Section 7.3(a)(i) above, to seek specific performance in accordance with Section 7.3(a)(ii) above, or waive such default and close the transaction in accordance with Section 7.3(a)(iii) above.

8. DAMAGE OR DESTRUCTION OF THE PROPERTY; CONDEMNATION

     8.1  Damage or Destruction of the Property.

     (a) If, between the Effective Date and the Closing Date, the Property is Materially Damaged or Destroyed (as hereinafter defined), Purchaser may elect in writing, within five (5) days after receipt of notice by Purchaser from Seller of such damage or destruction, accompanied by information regarding the amount and payment of insurance (the "Casualty Notice Date"), to terminate this Agreement or to purchase all of the Property without regard to such damage or destruction. If Purchaser fails to notify Seller of Purchaser's election, Purchaser will be deemed to have elected to proceed with the purchase of all of the Property. In the event that Purchaser purchases all of the Property, Seller shall have no obligation to repair any such damage or destruction, nor shall the Purchase Price be adjusted except as provided in 8.1(b) below. "Materially Damaged or Destroyed" shall mean damage or destruction the repair or replacement of which, as determined by a licensed general contractor reasonably approved by Purchaser and Seller, would exceed $750,000 as to any casualty of a type against which insurance is maintained (a "Major Insured Casualty") or would exceed $100,000 as to any casualty against which insurance is not maintained (a "Major Uninsured Casualty"). If, between the Effective Date and the Closing Date, the Property sustains nonmaterial damage, the parties shall proceed to closing. If between the Effective Date and the Closing Date, the Property is Materially Damaged or Destroyed due to a Major Uninsured Casualty, Seller may elect in writing, within five (5) days after the Casualty Notice Date, to terminate this Agreement. If Seller fails to notify Purchaser of Seller's election, Seller will be deemed to have elected to proceed with the sale of all of the Property.

     (b) If Purchaser elects or is required to purchase the Property despite such damage or destruction, Seller shall assign its rights to and Purchaser shall be entitled to receive any insurance proceeds (with any accrued interest thereon) at or after Closing (as the same are available) and Purchaser shall receive a credit toward the Purchase Price (i) for the insurance deductible relative to Seller's insurance on the Property with respect to an insured casualty, including a Major Insured Casualty, or (ii) for the cost of repair not covered by insurance with respect to an uninsured casualty, including a Major Uninsured Casualty. Seller shall reasonably cooperate with Purchaser to allow Purchaser to collect any available insurance proceeds. Seller agrees to maintain until the Closing the level of insurance coverage in effect on the Property as of the Effective Date.

     8.2  Condemnation.

     If prior to Closing all or a Material Part of the Property is subject to a proposed taking by any public authority, Seller shall promptly notify Purchaser in writing of such proposed taking and Purchaser may terminate this Agreement by notice to Seller within five (5) days after written notice thereof. If Purchaser so elects, this Agreement shall terminate. If Purchaser does not so elect to terminate this Agreement, or if the taking is as to a non-Material Part of the Property, Purchaser shall accept the Property subject to the taking without a reduction in the Purchase Price and shall receive at closing an assignment of all of Seller's rights to any condemnation award to the extent that such amount does not exceed the Purchase Price plus any legal fees and expenses actually expended in obtaining such award. Seller shall reasonably cooperate with Purchaser to allow Purchaser to collect any such award. A "Material Part" of the Property shall mean a taking which would exceed $750,000 as determined by a licensed appraiser reasonably approved by Seller and Purchaser.

9. COMMISSIONS AND EXPENSES

     9.1 Payment of the Sale Commission.

     Purchaser and Seller represent and warrant to each other that no real estate broker or agent has been authorized to act on either parties' behalf except Trenton Bonner/Business Real Estate Brokerage Company, Inc. ("Seller's Agent") under a commission agreement between Seller and Seller's Agent, which commission ("TB Commission") under said commission agreement Seller will pay to Seller's Agent at Closing. Purchaser hereby indemnifies Seller and holds Seller harmless from any and all demands or claims which now or hereafter may be asserted against Seller for any brokerage fees, commissions or similar types of compensation which may be claimed by any broker which was engaged or which claims to have been engaged by Purchaser and all expenses and costs in handling or defending any such demand or claim, including reasonable attorney's fees. Seller hereby indemnifies Purchaser and holds Purchaser harmless from any and all demands or claims which now or hereafter may be asserted against Purchaser for any brokerage fees, commissions or similar types of compensation which may be claimed by any broker which was engaged or which claims to have been engaged by Seller and all expenses and costs in handling or defending any such demand or claim, including reasonable attorney's fees. This provision shall survive (i) any termination of this Agreement and (ii) the Closing and not be merged therein.

     9.2 Maintenance of the Property; Property Personnel.

     Between Seller's execution of this Agreement and the Closing, Seller shall maintain the Property in its existing condition and repair, reasonable wear and tear excepted, shall perform all work required to be performed by the landlord under the terms of any Lease, except Seller shall not be required to perform any repairs set forth in the PCM Proposal. In the event of the Closing, Purchaser will not retain any existing employees and management agents of Seller for the Property, and, accordingly, on the Closing, Seller shall (i) cause all employment and management agreements respecting the Property to be terminated, and deliver evidence of such termination to Purchaser, and (ii) remove all employees and management personnel from the Property.

     9.3 Leasing; Contracts.

     Seller shall not, after the date of this Agreement, enter into any lease or contract affecting the Property or any amendment thereof, which shall be an obligation of Purchaser after Closing, or waive, compromise or settle any rights of Seller under any contract or Lease which shall be assumed by Purchaser upon Closing, or agree to return any security deposit, or modify, amend, or terminate any contract which shall be assumed by Purchaser upon Closing, without in each case obtaining Purchaser's prior written consent thereto. Seller shall terminate prior to the Closing, at no cost or expense to Purchaser, any and all service or management contracts related to the Property to which Seller is a party.


10. NOTICES

     All notices, requests or demands to a party hereunder shall be in writing and shall be effective (i) when received by overnight courier service or facsimile telecommunication (provided that a copy of such notice, request or demand is deposited into the United States mail within one (1) business day of the facsimile transmission), or (ii) three (3) days after being deposited into the United States mail (sent certified or registered, return receipt requested), in each case addressed as follows (or to such other address as Purchaser or Seller may designate in writing in accordance with this Section 10):

                       If to Seller:
                       Corporate Realty Income Fund I, L.P.
                       406 East 85th Street
                       New York, New York  10028
                       Attention: Robert F. Gossett, Jr.
                       Phone No. (212) 751-3515
                       Fax No. (212) 879-4147

                       With a copy to:
                       Arnold & Porter
                       399 Park Avenue
                       New York, New York  10022
                       Attention: Michael J. Canning
                       Phone No. (212) 715-1110
                       Fax N. (212) 715-1399

                       If to Purchaser:
                       Pacific Gulf Properties Inc.
                       363 San Miguel Drive
                       Suite 100
                       Newport Beach, California 92660
                       Attention: Lonnie P. Nadal
                       Phone No.  (714) 721-2700
                       Fax No.  (714) 719-1955

                       With a copy to:
                       Cox, Castle & Nicholson LLP
                       2049 Century Park East
                       28th Floor
                       Los Angeles, California 90067
                       Attention:  John H. Kuhl
                       Phone No.  (310) 284-2267
                       Fax No.  (310) 277-7889


11. MISCELLANEOUS

     11.1  Time.

     Time is of the essence in the performance of each party's obligations hereunder.

     11.2  Attorney's Fees.

     If any legal action, arbitration or other proceeding is commenced to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to an award of its attorneys' fees and expenses. The phrase "prevailing party" shall include a party who receives substantially the relief desired whether by dismissal, summary judgment, judgment or otherwise. This provision shall survive (i) any termination of this Agreement and (ii) the Closing and not be merged therein.

     11.3  No Waiver.

     No waiver by any party of the performance or satisfaction of any covenant or condition shall be valid unless in writing and shall not be considered to be a waiver by such party of any other covenant or condition hereunder.

     11.4  Entire Agreement.

     This Agreement contains the entire agreement between the parties regarding the Property and supersedes all prior agreements, whether written or oral, between the parties regarding the same subject. This Agreement may only be modified in writing.

     11.5  Survival.

     Except for (i) the representations and indemnity obligations of Purchaser and Seller under this Agreement, (ii) the post-closing obligations of Purchaser and Seller under this Agreement and (iii) as otherwise specifically provided in this Agreement, none of the agreements, warranties and representations contained herein shall survive Closing.

     11.6  Successors.

     Subject to Section 11.7, this Agreement shall bind and inure to the benefit of the parties hereto and to their respective legal representatives, successors and permitted assigns.

     11.7  Assignment.

     Seller's written consent shall be required for any assignment of Purchaser's rights to a nominee under this Agreement. Any attempted unpermitted assignment, except with Seller's prior written consent, shall be ineffective and shall constitute a default under this Agreement. Notwithstanding any assignment hereunder, Purchaser shall remain liable for the obligations of Purchaser under this Agreement. Purchaser represents, warrants and certifies to Seller that Purchaser has not assigned, transferred or encumbered or agreed to assign, transfer or encumber, directly or indirectly, all or any portion of its rights or obligations under this Agreement. Purchaser shall give written notice of any proposed assignment at least five (5) business days prior to Closing. If Seller approves such assignment, Seller shall have no obligation to reissue any estoppels, surveys, or title commitments previously delivered to Purchaser, nor shall Seller be responsible for any costs or expenses of any nature associated with such transfer.

     11.8  Relationship of the Parties.

     The parties acknowledge that neither party is an agent for the other party, and that neither party shall or can bind or enter into agreements for the other party.

     11.9  Governing Law.

     This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

     11.10  Possession; Risk of Loss.

     Seller shall deliver to Purchaser possession of the Property on the Closing Date, subject only to the Lease and Permitted Exceptions. All risk of loss or damage with respect to the Property shall pass from Seller to Purchaser on the Closing Date.

     11.11  Review by Counsel.

     The parties acknowledge that each party and its counsel have reviewed and approved this Agreement, and the parties hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

     11.12  Confidentiality.

     (a) Seller and Purchaser hereby covenant and agree that, at all times after the date of execution hereof and prior to the Closing, unless consented to in writing by the other party, no press release or other public disclosure concerning this transaction shall be made, and each party agrees to use best efforts to prevent disclosure of this transaction, other than (i) to directors and officers of the parties, limited partners and/or shareholders of Seller and Purchaser, and employees, prospective lenders of Purchaser, attorneys, accountants, agents and affiliates of the parties who are involved in the ordinary course of business with this transaction, all of which shall be instructed to comply with the confidentiality provisions hereof; (ii) as required by law or in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction; or (iii) in compliance with any filings required by the Securities and Exchange Commission ("SEC") or other federal or state agency.

     (b) Notwithstanding anything to the contrary contained elsewhere herein, Purchaser hereby acknowledges that all information furnished by Seller to Purchaser or obtained by Purchaser in the course of Purchaser's investigation of the Property, or in any way arising from or relating to any and all studies or entries upon the Property by Purchaser, its agents or representatives, shall be treated as confidential information and further, that if any such confidential information is disclosed to third parties prior to the Closing, Seller may suffer damages and irreparable harm. In connection therewith, Purchaser hereby expressly understands, acknowledges and agrees (i) that Purchaser will not disclose any of the contents or information contained in or obtained as a result of any reports or studies made in connection with Purchaser's investigation of the Property, in any form whatsoever (including, but not limited to, any oral information received by Purchaser during the course of Purchaser's inspection of the Property), to any party prior to the Closing other than (a) the Seller, Seller's employees, agents or representatives, or Purchaser's agents, employees, representatives, attorneys, consultants or potential institutional lenders, without the prior express written consent of Seller (which consent shall not be unreasonably withheld),
          (b) as required by law or in response to lawful process or subpoena or other valid and enforceable order of a court of competent jurisdiction, and (c) as required by the SEC or other federal or state agency; (ii) that in making any disclosure of such information as permitted hereunder, Purchaser will advise said parties of the confidentiality of such information and the potential of damage to

          Seller as a result of any disclosure of such information by said third party, and (iii) that Seller is relying on Purchaser's covenant not to disclose any of the contents or information contained in any such reports or investigations to third parties (all of which is deemed to be confidential information by the provisions of this Section). In the event this Agreement is terminated, Purchaser agrees to return to Seller all information, studies, or reports Purchaser or Purchaser's agents have obtained from Seller or Seller's agents, contractors or representatives with respect to the Property or the condition of the Property. In the event either Purchaser or Purchaser's agents, employees, representatives, attorneys, consultants or potential institutional lenders cause a breach of Purchaser's duty of confidentiality hereunder, Purchaser shall be liable to Seller for damages and Seller may pursue all of its remedies afforded it under this Agreement. This provision shall survive (i) any termination of this Agreement and (ii) the Closing and not be merged therein.

     11.13  Termination.

     Upon termination of this Agreement for any reason by either party, Purchaser shall have the obligation to return to Seller all Due Diligence Documents and copies thereof (including the Survey) and any other information or documentation received by Purchaser from Seller or Seller's agents with respect to the Property and shall not disclose to any third party the contents thereof. Seller shall not have any obligation to return or permit the return of any sums due Purchaser upon any termination of this Agreement by Purchaser until the Due Diligence Documents and copies thereof (including the Survey) and such other information or documents provided to Purchaser by Seller or Seller's agents have been returned to Seller.

     11.14 Waiver of Jury Trial. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT EITHER PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THE PROPERTY, THE CONVEYANCE DOCUMENTS OR ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH, OR IN RESPECT OF ANY COURSE OF CONDUCT, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS TRANSACTION.

PURCHASER'S INITIALS: ______   SELLER'S INITIALS: _____

     11.15  Counterparts.

     This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and the counterparts taken together shall constitute a single agreement.

     11.16 Limitation on Liability. Purchaser expressly agrees that the obligations and liabilities of Seller under this Agreement and any document referenced herein shall not constitute personal obligations of the officers, directors, employees, agents, affiliates, members, representatives, partners, stockholders or other principals and representatives of Seller. Notwithstanding anything to the contrary, Seller's liability, if any, arising in connection with this Agreement or with the Property shall, prior to Closing, be limited to the remedies as set forth in Section 7.3 of this Agreement and, post-Closing, shall be limited to $350,000 in accordance with Section 6.1 of this Agreement. The limitations of liability contained in this section shall apply equally and inure to the benefit of Seller's present and future officers, directors, trustees, partners, shareholders, agents and employees, and their respective heirs, successors and assigns.

     11.17 Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

     11.18 Construction. Headings at the beginning of each section and subsection are solely for the convenience of the Purchaser and Seller and are not a part of this Agreement and shall have no effect upon the construction or interpretation of any part hereof. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine, and vice versa. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if Purchaser and Seller had prepared the same. Unless otherwise indicated, all references to sections and subsections are to this Agreement. All Exhibits referred to in this Agreement are attached hereto and incorporated herein by this reference. In the event the date on which Purchaser or Seller is required to take any action under the terms of this Agreement is not a business day, the action shall be taken on the next succeeding business day thereafter.


12. LIQUIDATED DAMAGES

     IF PURCHASER SHALL BREACH OR DEFAULT IN ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT, SELLER SHALL BE ENTITLED TO TERMINATE THIS AGREEMENT AND RETAIN THE AMOUNT OF THE DEPOSIT DESCRIBED IN SECTION 2.1 PLUS ANY ACCRUED INTEREST THEREON (THE "SPECIFIED SUM") AS LIQUIDATED DAMAGES. SELLER AND PURCHASER ACKNOWLEDGE THAT SELLER'S DAMAGES WOULD BE DIFFICULT TO DETERMINE, AND THAT THE SPECIFIED SUM IS A REASONABLE ESTIMATE OF SELLER'S DAMAGES. SELLER AND PURCHASER SPECIFICALLY FURTHER AGREE AFTER NEGOTIATION THAT THIS SECTION 12 IS INTENDED TO AND DOES LIQUIDATE THE AMOUNT OF DAMAGES DUE SELLER, AND SHALL BE SELLER'S EXCLUSIVE REMEDY AGAINST PURCHASER, BOTH AT LAW AND IN EQUITY ARISING FROM OR RELATED TO A BREACH BY PURCHASER OF ITS OBLIGATION TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. PROVISIONS OF THIS SECTION 12 SHALL NOT BE CONSTRUED AS A LIMITATION ON THE OBLIGATIONS OF PURCHASER UNDER SECTIONS 3.6(b), 9.1, 11.2 and 11.12 HEREOF. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS TRANSACTION.


PURCHASER'S INITIALS: ______   SELLER'S INITIALS: _____

13. NO RECORDING

     The provisions hereof shall not constitute a lien on the Property and this Agreement shall not be placed or suffered to be placed by Purchaser for recording with the office of the recorder (clerk) for the county in which the Property is located. Purchaser hereby appoints Seller as Purchaser's true and lawful attorney-in-fact, coupled with an interest, for the purposes of the execution of such documents and doing such acts as shall be necessary to effect the discharge of the recording of this Agreement if such recording shall have been accomplished in violation of the Section.

14. EFFECTIVENESS

     This Agreement shall only be effective if a counterpart is signed by both Seller and Purchaser.

15. TAX-DEFERRED EXCHANGE

     At the option of Seller, this transaction may be part of a tax-deferred exchange pursuant to United States Internal Revenue Code Section 1031 and related regulations. If requested by Seller, Purchaser shall cooperate with Seller to effect such assignments and other documents as Seller may require in connection with the same; provided, however, that Purchaser shall not take title to any property other than the Property or incur any additional liability on account of such exchange and provided, further, that Seller shall reimburse Purchaser for all costs and expenses, including attorneys' fees and costs, incurred by Purchaser in connection with such exchange without prior consent.

16. RIGHT OF FIRST OFFER

     The parties hereto acknowledge that Seller's right to sell the Property is subject to a certain right of first offer held by the James River Paper Company, Inc. pursuant to its lease with Seller relative to the Property. In this regard, Seller has, prior to the date hereof, advised the James River Paper Company, Inc. of its intention to sell the Property, and has requested that the James River Paper Company, Inc. confirm its decision to either exercise or waive its right of first offer. Seller has been advised preliminarily of the James River Paper Company, Inc.'s intention not to exercise its right of first offer in connection with Seller's sale of the Property, and Seller is awaiting written confirmation thereof. In the event, however, that, prior to the Closing, the James River Paper Company, Inc. shall elect to exercise such right of first offer and proceeds in accordance therewith to close on its acquisition of the Property, Purchaser acknowledges and agrees that Seller shall be unable to consummate the transaction contemplated herein, and, in such event, Seller shall have the right to terminate this Agreement prior to the Closing, in which event all documents and funds deposited by Purchaser shall be immediately returned to Purchaser, all documents deposited by Seller shall be immediately returned to Seller and neither party shall have any further rights or obligations hereunder (except as set forth in Sections 3.6(b), 9.1, 11.2 and 11.12).

17. REIT

     Purchaser hereby advises Seller that Purchaser is qualified as a real estate investment trust under the provisions of the Internal Revenue Code, and that, by reason thereof, the maintaining of such status and the avoiding of any activity which might cause a penalty tax to be applied is of material concern to Purchaser. Accordingly, Seller agrees to make any modifications or amendments to this Agreement reasonably requested by Purchaser prior to the expiration of the Inspection Period that may be necessary for Purchaser to maintain its status as a real estate investment trust or in order for it to avoid a penalty tax; provided, however, that Seller shall have no obligation to enter into any such modification or amendment that would materially alter or affect, in Seller's sole judgment, Seller's rights, duties, or obligations under this Agreement.

             IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                     SELLER:

                                     CORPORATE REALTY INCOME FUND I, L.P.
                                     a Delaware limited partnership


                                     By: /s/ Robert F. Gossett, Jr.
                                        ------------------------------
                                        Robert F. Gossett, Jr.
                                        Its General Partner


                                     By: 1345 REALTY CORPORATION
                                     Its General Partner


                                     By: /s/ Robert F. Gossett, Jr.
                                        ------------------------------
                                        Robert F. Gossett, Jr.
                                        Its President


                                     PURCHASER:

                                     PACIFIC GULF PROPERTIES INC.,
                                     a Maryland corporation

                                     By: /s/ ILLEGIBLE
                                        ------------------------------
                                     Its: PRES-CEO
                                        ------------------------------

                                     By: /s/ ILLEGIBLE
                                        ------------------------------
                                     Its: S.V.P.
                                        ------------------------------

                                     ESCROW HOLDER:

                                     CHICAGO TITLE INSURANCE COMPANY

                                     By:______________________________

                                     Its:_____________________________

                                    EXHIBIT C

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Assignment"), is made as of the ___ day of __________, 1997 by and between CORPORATE REALTY INCOME FUND I, L.P., a Delaware limited partnership ("Assignor") and PACIFIC GULF PROPERTIES INC., a Maryland corporation ("Assignee").


                                    RECITALS


     Assignor, as seller, and Assignee, as purchaser, are parties to a Purchase and Sale Agreement ("Purchase Agreement") dated as of February 5, 1997, which provides for the sale of Assignor's interest in certain real property (the "Property") located in the State of California, as more particularly described on Schedule A attached hereto; and

     The Purchase Agreement provides, inter alia, (i) that Assignor shall assign to Assignee certain leases, commission agreements, service contracts, warranties and guaranties, (ii) that Assignee shall assume all of the obligations of Seller thereunder from and after the date of Closing (as defined in the Purchase Agreement), and (iii) that Assignor and Assignee shall execute this Assignment.

     NOW, THEREFORE, in consideration of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Definitions. As used herein, the following terms have the following meanings:

          A. Accrued Obligations. All obligations or rights to damages which accrued or arose prior to the Closing under any of the Assigned Property, as defined below.

          B. Assumed Obligations. All obligations of Seller under the Assigned Property, as defined below, which arise or accrue on or after the Closing.

     2. Assignment. Assignor hereby conveys and assigns to Assignee all of its right, title and interest in, to and under the following (collectively, the "Assigned Property"):

          A. those certain tenant space leases set forth on Schedule B attached hereto; together with all rents and other sums due thereunder (other than Delinquent Rents (as defined in the Purchase Agreement) and other additional rent and reimbursements payable under such tenant space leases and accruing prior to the Closing) after Closing and any and all security deposits in connection therewith;

          B. those certain equipment leases set forth on Schedule C attached hereto, to the extent assignable;

          C. those certain commission agreements set forth on Schedule D attached hereto, to the extent assignable;

          D. those certain service and maintenance contracts set forth on Schedule E attached hereto, to the extent assignable;

          E. all permits and licenses held by Assignor pertaining to the Property, to the extent assignable;

          F. all unexpired warranties, permits, approvals, licenses, legal certificates, and authorizations pertaining to the Property, to the extent assignable; and

          G. all other intangibles pertaining to the Property, to the extent assignable.

     3. Assumption. Assignee hereby assumes and agrees timely to perform the Assumed Obligations.

     4. Indemnity. Assignee hereby indemnifies and agrees to defend and hold harmless Assignor from any loss, cost, claim, liability, expense or demand of whatever nature arising from any breach or failure of Assignee to observe or perform any of the Assumed Obligations. Assignor hereby indemnifies and agrees to defend and hold harmless Assignee from any loss, cost, claim, liability, expense or demand of whatever nature arising from any breach or failure of Assignor to observe or perform any of the Accrued Obligations.

     5. Claims. As a condition to the liability of the other party hereunder, the claiming parting ("Claiming Party") shall notify the other party ("Other Party"), in writing, of any claim ("Claim") covered by this Assignment within a reasonable time after the assertion thereof by a third party against Other Party. In the event of such a notice of a Claim by Claiming Party to Other Party, Other Party shall have ten (10) days after receipt thereof in which to undertake the defense of the Claim on behalf of itself and Claiming Party. If Other Party so undertakes to defend said Claim on behalf of itself and Claiming Party, it shall retain and pay counsel to conduct such defense. Such counsel shall be subject to the approval of the Claiming Party which approval shall not be unreasonably withheld or delayed. Claiming Party may employ its own counsel to work with Other Party as counsel in connection with the defense of said Claim, but Claiming Party shall pay all fees and disbursements of said counsel. Other Party may settle the Claim, without the consent of Claiming Party, to the extent the settlement does not bind Claiming Party or impose any obligation on Claiming Party. If Claiming Party would have any liability for the payment and/or performance of any settlement, Claiming Party's written consent thereto must be obtained by Other Party in order for said settlement to be binding upon Claiming Party.

     If Other Party refuses or fails to so undertake to defend the Claim, Claiming Party may defend the same on its own behalf, may retain and pay counsel to conduct such defense and may settle the Claim, without the consent of Other Party. Other Party shall then reimburse Claiming Party (a) for all reasonable costs, including court costs and reasonable attorneys' fees, incurred by Claiming Party in connection with said defense and/or any such settlement, (b) for all sums paid pursuant to any judgment interest against Claiming Party in connection therewith.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first set forth above.

                                              ASSIGNOR:

                                              CORPORATE REALTY INCOME FUND I,
                                              L.P.


                                              By:_______________________________
                                                 Robert F. Gossett, Jr.,
                                                 General Partner

                                              By:  1345 REALTY CORPORATION,
                                                   General Partner


                                                   By:__________________________
                                                      Robert F. Gossett, Jr.,
                                                      President


                                              ASSIGNEE:

                                              PACIFIC GULF PROPERTIES INC.


                                              By:_______________________________


                                                 Its:___________________________


                                              By:_______________________________

                                                 Its:___________________________

                                   SCHEDULE A
                     TO ASSIGNMENT AND ASSUMPTION AGREEMENT


PARCEL ONE:

LOT A, REVERSION TO ACREAGE, PLAT NO. 3999 FILED FOR RECORD OCTOBER 08, 1996 IN BOOK 14 OF MAPS, PAGES 54 AND 55, YOLO COUNTY RECORDS.

ASSESSOR'S PARCEL NUMBER:  027-450-74

PARCEL TWO:

AN EASEMENT FOR TRUCK STAGING AND ASSOCIATED USES IN COMMON WITH THE OWNERS OF THE LAND BOUNDERED BY THIS EASEMENT OVER THE FOLLOWING DESCRIBED REAL PROPERTY LOCATED IN YOLO COUNTY, CALIFORNIA:

LAND BEING DELINEATED AS "STAGING AREA" ON THAT CERTAIN UNRECORDED SURVEY, PREPARED AUGUST 27, 1987 BY MORTON & PITALO, INC., FILE NO. 860255. A COPY OF WHICH IS ATTACHED TO THAT CERTAIN NON-EXCLUSIVE TRUST STAGING EASEMENT RECORDED OCTOBER 16, 1987 IN BOOK 1896 OF OFFICIAL RECORDS, PAGE 155, ALSO DESCRIBED AS BRING A PORTION OF PARCEL 1-B-2-B, PARCEL MAP NO. 2494, VENTURA INDUSTRIAL PARK MAP FOUR FILED JUNE 18, 1976 IN BOOK 2 OF PARCEL MAPS, PAGE 76, YOLO COUNTY, CALIFORNIA RECORDS AND PARCELS 15 AND 16 OF SUBDIVISION NO. 2284, VENTURA INDUSTRIAL PARK NO. 2, FILED JANUARY 18, 1980 IN BOOK 11 OF MAPS, PAGES 88 AND 89, YOLO COUNTY, CALIFORNIA RECORDS.

PARCEL THREE:

A PERPETUAL AND NON-EXCLUSIVE EASEMENT FOR INGRESS, EGRESS AND PARKING OVER THE FOLLOWING DESCRIBED REAL PROPERTY LOCATED IN YOLO COUNTY, CALIFORNIA:

PARKING EASEMENT BEING DELINEATED AS "PARKING AREA" ON THAT CERTAIN UNRECORDED SURVEY PREPARED AUGUST 27, 1987 BY MORTON & PITALO, INC., FILE NO. 860255, A COPY OF WHICH IS ATTACHED TO THAT CERTAIN PERPETUAL NON-EXCLUSIVE PARKING EASEMENT RECORDED OCTOBER 16, 1987 IN BOOK 1896 OF OFFICIAL RECORDS, PAGE 152, ALSO DESCRIBED AS BEING PARCELS 15 AND 16 OF SUBDIVISION NO. 2284, VENTURA INDUSTRIAL PARK NO. 2 FILED JANUARY 18, 1980 IN BOOK 11 OF MAPS, PAGES 88 AND 89, YOLO COUNTY, CALIFORNIA RECORDS.

PARCEL FOUR:

AN EASEMENT 6 FEET IN WIDTH FOR STORM DRAINAGE PURPOSES, THE CENTERLINE OF WHICH IS DESCRIBED AS FOLLOWS:

SEGMENT NO. 1:

BEGINNING AT A POINT 3 FEET NORTH OF THE SOUTH BOUNDARY OF PARCEL 1-B-2-B, PARCEL MAP NO. 2494, VENTURA INDUSTRIAL PARK MAP FOUR, FILED JUNE 18, 1976 IN BOOK 2 OF PARCEL MAPS, PAGE 76, YOLO COUNTY RECORDS, AT AN EXISTING STORM DRAINAGE PIPE; AND RUNNING THENCE WESTERLY ACROSS SAID PARCEL 1-B-2-B AND ACROSS LOT 15 OF SUBDIVISION NO. 2284, VENTURA INDUSTRIAL PARK NO. 2 FILED JANUARY 18, 1980 IN BOOK 11 OF MAPS, PAGES 88 AND 89, YOLO COUNTY RECORDS, 3 FEET NORTH OF AND PARALLEL TO THE SOUTH BOUNDARY OF SAID PARCEL 1-B-2-B AND LOT 15 TO THE WEST BOUNDARY OF LOT 15 AND THE EAST BOUNDARY OF SANTA ANITA DRIVE.

SEGMENT NO. 2:

BEGINNING AT A POINT ON THE SOUTH BOUNDARY OF SANTA ANITA DRIVE INTERSECTED BY THE LOT LINE COMMON TO LOTS 13 AND 14 OF SUBDIVISION NO. 2284, VENTURA INDUSTRIAL PARK NO. 2 FILED JANUARY 18, 1980 IN BOOK 11 OF MAPS, PAGES 88 AND 89, YOLO COUNTY RECORDS; AND RUNNING THENCE SOUTH ALONG SAID COMMON LINE TO THE SOUTHERLY BOUNDARY OF SAID LOTS 13 AND 14.

SEGMENT NO. 3:

BEGINNING AT A POINT ON THE WESTERLY BOUNDARY OF LOT 15 OF SUBDIVISION NO. 2284, VENTURA INDUSTRIAL PARK NO. 2, FILED JANUARY 18, 1980 IN BOOK 11 OF MAPS, PAGES 88 AND 89 AND THE EAST BOUNDARY OF SANTA ANITA DRIVE; THENCE SOUTHERLY TO THE INTERSECTION OF SANTA ANITA DRIVE AND TANFORAN AVENUE AS SHOWN ON AFOREMENTIONED MAP; THENCE SOUTH 39o 08'34" EAST 562.55 FEET; THENCE SOUTH 00o 23'42" WEST TO A POINT, SAID POINT BEING THE MOST NORTHERLY CORNER COMMON TO LOTS 13 AND 14 OF THE AFOREMENTIONED MAP.

                                   SCHEDULE B
                     TO ASSIGNMENT AND ASSUMPTION AGREEMENT


     Lease dated August, 1986 between Panattoni, Oates and Massie Development Company, as landlord, and Crown Zellerbach Corporation, as tenant, as amended by that certain amendment dated October 1, 1993.

                                   SCHEDULE C
                     TO ASSIGNMENT AND ASSUMPTION AGREEMENT

                                Equipment Leases

                                      NONE

                                   SCHEDULE D
                     TO ASSIGNMENT AND ASSUMPTION AGREEMENT

                              Commission Agreements


                                      NONE

                                   SCHEDULE E
                     TO ASSIGNMENT AND ASSUMPTION AGREEMENT

                                Service Contracts


                                      NONE

                                    EXHIBIT D


                               SELLER'S AFFIDAVIT



STATE OF NEW YORK                 )
                                  )  ss.:
COUNTY OF NEW YORK                )


     Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a United States real property interest by CORPORATE REALTY INCOME FUND I, L.P., a Delaware limited partnership ("CRIF"), the undersigned hereby certifies the following on behalf of CRIF:

     1. CRIF is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); and

     2. CRIF's U.S. employer tax identification number is 13-3311993; and

     3. CRIF's office address is 406 East 85th Street, New York, New York 10028.

     CRIF understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

     The undersigned officer of CRIF declares that he has examined this certification and to the best of his knowledge and belief it is true, correct and complete, and he further declares that he has authority to sign this document on behalf of CRIF.


Dated:______________, 1997


                                            CORPORATE REALTY INCOME FUND I, L.P.


                                            By:________________________________
                                               Robert F. Gossett, Jr.,
                                               General Partner

                                            By:  1345 REALTY CORPORATION,
                                                 General Partner


                                                 By:___________________________
                                                    Robert F. Gossett, Jr.,
                                                    President


Sworn to and subscribed before me this _____ day of __________, 1997.


_______________________________
Notary Public

                                    EXHIBIT H

                                  FORM OF DEED

Recording Requested by:  ___________________

After Recordation, Mail This
Grant Deed To:

COX, CASTLE & NICHOLSON, LLP
2049 Century Park East
28th Floor
Los Angeles, CA 90067

Attention:  John Kuhl, Esq.

MAIL TAX STATEMENTS TO:

Pacific Gulf Properties Inc.
363 San Miguel Drive
Suite 100
Newport Beach, CA  92660

Attention:  Lonnie P. Nadal


--------------------------------------------------------------------------------
                   (Space above this line for Recorder's use)


Pursuant to Section 11932 of the California Revenue and Taxation Code, the transfer tax due is set forth in a separate statement not to be recorded.


                                   GRANT DEED


     THIS GRANT DEED made as of this ____ day of February, 1997, between CORPORATE REALTY INCOME FUND I, L.P., a Delaware limited partnership, ("Grantor") and PACIFIC GULF PROPERTIES INC., a Maryland corporation ("Grantee").

                              W I T N E S S E T H:

     THAT the Grantor, in consideration of the sum of Ten Dollars ($10.00) lawful money of the United States in hand paid and other good and valuable consideration paid by Grantee, the receipt and sufficiency of which is hereby acknowledged, does hereby grant unto Grantee, its successors and assigns the following: all of Grantor's right, title, and interest in and to the parcels of land described in Schedule A hereto (the "Land"), together with all easements, rights of way, privileges and appurtenances pertaining to the Land and rights of Grantor with respect to the Land; and (b) all buildings, structures and other improvements, including the building fixtures therein, now or hereafter located on and permanently annexed to the Land, including, without limiting the generality of the foregoing, any walks, parking facilities, and light standards, planters and signs, now or hereafter located on the Land (the "Improvements") which Improvements are and shall remain real property (the Land and the Improvements, collectively referred to as, the "Property").

     This Grant Deed is being made and delivered subject to all matters of record and the documents and records referenced hereinafter.

     TO HAVE AND TO HOLD unto Grantee, its successors and assigns, all of Grantor's right, title and interest in and to the Property forever.


                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, Grantor has caused these presents to be executed and delivered as of the date and year first above written.


                                           CORPORATE REALTY INCOME FUND I, L.P.,
                                           a Delaware limited partnership


                                           By:_____________________
                                              Robert F. Gossett, Jr.
                                              General Partner


                                           By:  1345 REALTY CORPORATION,
                                                General Partner


                                                By:_____________________
                                                   Robert F. Gossett, Jr.
                                                   President

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )


     On this ___ day of _______________, 1997, before me personally came Robert
F. Gossett, Jr., to me known to be the person who executed the foregoing instrument, and who being duly sworn by me, did depose and say that he is the President of 1345 Realty Corporation, the corporation described in and which executed the foregoing instrument, and that he signed his name by authority of the board of directors of said corporation.


                  _________________________
                        Notary Public



STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )


     On this ___ day of _______________, 1997, before me personally came Robert
F. Gossett, Jr., to me known to be the person who executed the foregoing instrument, and who being duly sworn by me, did depose and say that he is a general partner in Corporate Realty Income Fund I, L.P., a Delaware limited partnership, that he had authority to sign same, and he acknowledged to me that he executed same as the act and deed of said partnership for the uses and purposes therein mentioned.


                  _________________________
                        Notary Public

                                   SCHEDULE A


PARCEL ONE:

LOT A, REVERSION TO ACREAGE, PLAT NO. 3999 FILED FOR RECORD OCTOBER 08, 1996 IN BOOK 14 OF MAPS, PAGES 54 AND 55, YOLO COUNTY RECORDS.

ASSESSOR'S PARCEL NUMBER:  027-450-74

PARCEL TWO:

AN EASEMENT FOR TRUCK STAGING AND ASSOCIATED USES IN COMMON WITH THE OWNERS OF THE LAND BOUNDERED BY THIS EASEMENT OVER THE FOLLOWING DESCRIBED REAL PROPERTY LOCATED IN YOLO COUNTY, CALIFORNIA:

LAND BEING DELINEATED AS "STAGING AREA" ON THAT CERTAIN UNRECORDED SURVEY, PREPARED AUGUST 27, 1987 BY MORTON & PITALO, INC., FILE NO. 860255. A COPY OF WHICH IS ATTACHED TO THAT CERTAIN NON-EXCLUSIVE TRUST STAGING EASEMENT RECORDED OCTOBER 16, 1987 IN BOOK 1896 OF OFFICIAL RECORDS, PAGE 155, ALSO DESCRIBED AS BRING A PORTION OF PARCEL 1-B-2-B, PARCEL MAP NO. 2494, VENTURA INDUSTRIAL PARK MAP FOUR FILED JUNE 18, 1976 IN BOOK 2 OF PARCEL MAPS, PAGE 76, YOLO COUNTY, CALIFORNIA RECORDS AND PARCELS 15 AND 16 OF SUBDIVISION NO. 2284, VENTURA INDUSTRIAL PARK NO. 2, FILED JANUARY 18, 1980 IN BOOK 11 OF MAPS, PAGES 88 AND 89, YOLO COUNTY, CALIFORNIA RECORDS.

PARCEL THREE:

A PERPETUAL AND NON-EXCLUSIVE EASEMENT FOR INGRESS, EGRESS AND PARKING OVER THE FOLLOWING DESCRIBED REAL PROPERTY LOCATED IN YOLO COUNTY, CALIFORNIA:

PARKING EASEMENT BEING DELINEATED AS "PARKING AREA" ON THAT CERTAIN UNRECORDED SURVEY PREPARED AUGUST 27, 1987 BY MORTON & PITALO, INC., FILE NO. 860255, A COPY OF WHICH IS ATTACHED TO THAT CERTAIN PERPETUAL NON-EXCLUSIVE PARKING EASEMENT RECORDED OCTOBER 16, 1987 IN BOOK 1896 OF OFFICIAL RECORDS, PAGE 152, ALSO DESCRIBED AS BEING PARCELS 15 AND 16 OF SUBDIVISION NO. 2284, VENTURA INDUSTRIAL PARK NO. 2 FILED JANUARY 18, 1980 IN BOOK 11 OF MAPS, PAGES 88 AND 89, YOLO COUNTY, CALIFORNIA RECORDS.

PARCEL FOUR:

AN EASEMENT 6 FEET IN WIDTH FOR STORM DRAINAGE PURPOSES, THE CENTERLINE OF WHICH IS DESCRIBED AS FOLLOWS:

SEGMENT NO. 1:

BEGINNING AT A POINT 3 FEET NORTH OF THE SOUTH BOUNDARY OF PARCEL 1-B-2-B, PARCEL MAP NO. 2494, VENTURA INDUSTRIAL PARK MAP FOUR, FILED JUNE 18, 1976 IN BOOK 2 OF PARCEL MAPS, PAGE 76, YOLO COUNTY RECORDS, AT AN EXISTING STORM DRAINAGE PIPE; AND RUNNING THENCE WESTERLY ACROSS SAID PARCEL 1-B-2-B AND ACROSS LOT 15 OF SUBDIVISION NO. 2284, VENTURA INDUSTRIAL PARK NO. 2 FILED JANUARY 18, 1980 IN BOOK 11 OF MAPS, PAGES 88 AND 89, YOLO COUNTY RECORDS, 3 FEET NORTH OF AND PARALLEL TO THE SOUTH BOUNDARY OF SAID PARCEL 1-B-2-B AND LOT 15 TO THE WEST BOUNDARY OF LOT 15 AND THE EAST BOUNDARY OF SANTA ANITA DRIVE.

SEGMENT NO. 2:

BEGINNING AT A POINT ON THE SOUTH BOUNDARY OF SANTA ANITA DRIVE INTERSECTED BY THE LOT LINE COMMON TO LOTS 13 AND 14 OF SUBDIVISION NO. 2284, VENTURA INDUSTRIAL PARK NO. 2 FILED JANUARY 18, 1980 IN BOOK 11 OF MAPS, PAGES 88 AND 89, YOLO COUNTY RECORDS; AND RUNNING THENCE SOUTH ALONG SAID COMMON LINE TO THE SOUTHERLY BOUNDARY OF SAID LOTS 13 AND 14.

SEGMENT NO. 3:

BEGINNING AT A POINT ON THE WESTERLY BOUNDARY OF LOT 15 OF SUBDIVISION NO. 2284, VENTURA INDUSTRIAL PARK NO. 2, FILED JANUARY 18, 1980 IN BOOK 11 OF MAPS, PAGES 88 AND 89 AND THE EAST BOUNDARY OF SANTA ANITA DRIVE; THENCE SOUTHERLY TO THE INTERSECTION OF SANTA ANITA DRIVE AND TANFORAN AVENUE AS SHOWN ON AFOREMENTIONED MAP; THENCE SOUTH 39o 08'34" EAST 562.55 FEET; THENCE SOUTH 00o 23'42" WEST TO A POINT, SAID POINT BEING THE MOST NORTHERLY CORNER COMMON TO LOTS 13 AND 14 OF THE AFOREMENTIONED MAP.